Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the

undersigned hereby constitutes and appoints Michael J.

Massey and Harold J. Herman II, as the undersigned's true

and lawful attorney-in-fact and agent, with full and several power of substitutions, for the undersigned and in the

undersigned's name, place and stead, in any and all capacities,

to sign any or all Form 3, Form 4 or Form 5 and any

amendments and supplements to those forms, and to file the

same with the Securities and Exchange Commission and with

the New York Stock Exchange, granting unto said attorney-

in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be

done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby

ratifying and confirming all that said attorney-in-fact and

agent or his or her or their substitute or substitutes may

lawfully do or cause to be done by virtue thereof.  This power of attorney shall remain in effect until revoked in writing by the undersigned, and any person may rely on its being in

effect until such person actually receives such written

revocation.

Dated this 25th day of May, 2006.

/s/  Howard R. Fricke

State of   Kansas)

                 ) ss.

County  of Topeka)

On this 25th  day of  May, 2006,  before me appeared Howard R. Fricke, to me known to be the person who executed the foregoing

instrument and acknowledged that he or she executed the

same as his or her free act and deed.

In Testimony Whereof, I have hereunto set my hand and

affixed my official seal in the County  and State aforesaid, the day and date first above written.

(SEAL)

/s/Deborah A. Ortega

Notary Public

My term expires: 12/2/08